CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 406 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

                            FULL SERVICE AGREEMENT


     This Agreement is made as of September 1, 1995, among Jewel Food Stores, Inc. ("Jewel"), and Peapod LP ("Peapod"), an Illinois limited partnership and successor in interest to Peapod, Inc.

     WHEREAS, Jewel and Peapod, Inc. entered into an agreement dated February 19, 1992 ("Original Agreement") whereby Jewel agreed to act as the exclusive grocery and drug retail source for Peapod's shopping and delivery service; and

     WHEREAS, the Original Agreement was amended by a letter agreement between Jewel and Peapod, Inc. dated as of October 5, 1993 and a Memorandum of Agreement between Jewel and Peapod, Inc. dated as of December 7, 1993; and

     WHEREAS, the parties now wish to enter into a new agreement that will supersede the Original Agreement as amended.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, Jewel and Peapod agree as follows:

1. Grocery Shopping, Delivery and Customer Information Service: Peapod will provide its on-line grocery information, shopping and delivery service ("Full Service Program") furnishing its customers with selected grocery information ("Shoppers Helper") and fulfilling grocery orders placed through Peapod's system by shopping and delivery or customer pickup ("Fulfillment Service"). In addition, Peapod will provide at its offices, customer service personnel to handle customer inquiries and requests. Employees of Peapod will maintain professional standards at all times. Jewel will instruct store personnel to assist Peapod's staff to ensure the timely and orderly shopping and temporary storage for delivery of grocery orders. Jewel personnel will not provide shopping service assistance. The Full Service Program does not include the shopping and delivery or customer pickup of alcoholic beverages, which shall be governed by separate agreement.

2. Exclusive Rights to Full Service Program: Subject to the terms and conditions of this Agreement, Jewel will be the sole and exclusive grocery and drug retailer for Peapod's Full Service Program in the Chicago metropolitan area (delineated in Appendix I to this Agreement) for a five year period from September 1, 1995 to August 31, 2000.

3. Order Fee: Jewel agrees to pay Peapod **** percent (****%) of sales from each Fulfillment Service order. This fee will be billed on a bi-monthly basis and payments shall be due within 10 days of receipt.

4.   Exclusive Rights Fees:

     (a) Fulfillment Service: Jewel agrees to pay Peapod $**** on or about September 1, 1996 and an additional $**** on or about September 1 of each of the three years

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 406 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

          thereafter (for a total of $****) for the exclusive right to the Fulfillment Service granted in paragraph 2; provided, that payments due subsequent to termination by either party pursuant to this Agreement shall not be required.

     (b)  Shoppers Helper: Subject to adjustment as provided in this paragraph 4
          (b), Jewel agrees to pay Peapod $**** per month for each validated Shoppers Helper subscriber not using the Fulfillment Service during a given month. Jewel will pay such fee monthly as part of the reconciliation with Peapod for payment of customers' orders. The parties agree to use reasonable commercial efforts to develop a method to validate participation in Shoppers Helper and to identify changes in buying behavior as a result of such participation.

     (c) Shoppers Helper Fee Adjustment: If Jewel in its discretion determines that the fee structure for Shoppers Helper is too high relative to the benefit to Jewel, Jewel shall give Peapod notice of its desire to renegotiate the fee. If the parties do not agree on an adjusted fee within thirty days after such notice, Jewel may elect to pay a lower fee or to cease paying the Shoppers Helper fee by notice to Peapod anytime after September 11, 1996. In the event such fee is adjusted without mutual agreement to less than $**** per month per subscriber, Peapod shall have the right to cancel Jewel's exclusive right to the Shoppers Helper program at any time upon thirty days notice to Jewel without affecting the other rights and obligations of the parties under this Agreement. As long as Jewel's exclusive right to the Shoppers Helper program has not been terminated, both parties agree to support the program operationally and with marketing support as contemplated by this Agreement.

5. Zones and Expansion: Jewel and Peapod agree that the Peapod Full Service Program will be extended to the geographic areas currently served as set forth on page 2 of Appendix I and such additional geographic areas as shall be mutually agreed upon by the parties. Such geographic areas shall hereinafter be referred to as "Zones". Each Zone shall be mutually defined and indicated by zip code (See Appendix I) and shall consist of approximately 90,000 potential households. Jewel reserves the right to substitute one base store for another within a given Zone, but agrees to provide Peapod at least 30 days written notice. Jewel reserves the right to cease using Peapod's operation in one or more Zones, but continue operations in the remaining Zones.

6. New Zone Fee: Jewel agrees to pay Peapod a fee of $**** for each additional Zone agreed to by Jewel opened by the parties, payable $**** within ten days after agreement to open such Zone and $**** within ten days after Peapod begins operations in such Zone. Jewel shall not be required to pay a monthly or annual Zone fee for current or future Zones.

7. Payment to Jewel, Coupons and Refunds: The following procedures will be used to facilitate the purchase and subsequent payment of all grocery orders:

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SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE
406 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

     (a) Peapod will issue to Jewel on a daily basis, and Jewel will accept for payment, a voucher for each individual order. Original vouchers and reports shall be submitted, and all vouchers will be due and payable to Jewel, on the fifteenth and thirtieth of each month. Peapod acknowledges and agrees that it will have no security interest, nor will it grant a security interest to any other party, in funds owed to Jewel. Peapod will cooperate with Jewel to clarify accounting terms and procedures.

     (b) Peapod will accept checks or credit cards from its customers for grocery purchases (plus shopping fees) or debit the amount of the purchase from the customer' s checking account via Electronic Fund Transfer (EFT). Peapod also accepts the total credit risk on each payment as it has the right and ability to terminate a membership immediately should a customer default on a payment. Jewel will pay Peapod's credit card costs on the customer's actual purchase amount, and Peapod will pay credit card costs on fees and other amounts charged to the customer by Peapod.

     (c) Peapod will accept coupons from its customers upon delivery of groceries. The value of these coupons will be deducted from each customer's subsequent order so that Peapod can clear the coupons accurately at its central office. Peapod will be responsible for clearing coupons according to Jewel's predescribed procedure, verifying that the coupons relate to items actually purchased and that all coupons are within the limits of the expiration date. Peapod will submit the coupons to Jewel monthly and deduct the cumulative amount from the total dollar amount owed to Jewel. Peapod will be responsible for totaling the coupons and submitting an orderly report for Jewel's verification once a month.

     (d) Peapod will accept product returns from its customers and will return these products to Jewel for credit. Product returned to Jewel will be credited as a deduction from the total dollar amount owed Jewel at the time of the monthly billing. Peapod will provide any documentation of returns reasonably requested by Jewel. Peapod will accept responsibility for any product which is returned by a customer due to damage or spoilage during delivery.

     (e) From time-to-time Jewel offers customers special promotional considerations such as trading stamps. Such considerations are issued at the point of purchase based upon total purchases made. Peapod agrees to deliver all such promotional offers along with the grocery deliveries. Jewel agrees to accept such considerations as payment where appropriate.

8. Store Site Needs: Jewel agrees to provide Peapod with the following at each base store that it enters:

     (a) sufficient space (minimum 600 sq. ft.) to stage orders which are waiting to be delivered to customers or picked up by customers (in order to avoid disruption to

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CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 406 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

          Jewel's in-store operations, this space will ideally be located outside of the retail selling area of the store with close proximity and access to outside door);

     (b) access to electric power to run a small freezer in order to keep frozen items frozen until they are ready for delivery and to run Peapod's computer and related electrical equipment;

     (c) a secure office space (preferably 10 ft. by 12 ft.) for Peapod employees which will allow Peapod to securely store its computer and shopping equipment;

     (d) where pickup service is involved, access to a door adjacent to the pickup parking area; Peapod and Jewel agree to develop reasonable joint security procedures with regard to use of such door.

9. Product Pricing: Jewel has complete discretion to establish and change its prices under the current pricing system. After September 1, 1996, Jewel has the right to institute zone pricing to Peapod. Each party will assume those costs necessary to enable that party to modify its systems to implement such zone pricing. After September 1, 1996, Jewel has the right to institute Peapod-wide pricing if the necessary technology is available. The parties agree to use commercially reasonable efforts to develop the necessary technology to establish Peapod-wide pricing. Nothing in this Agreement shall prohibit Jewel or Peapod from informing customers that the Peapod price is different from in-store prices.

10. Pricing and Technical Requirements: In order to offer their members up-to-date pricing and sale item information, Peapod will publish on their network a list of Jewel items and the corresponding price, while noting any sale prices. In order to accomplish this, the following procedures have been established:

     (a) Peapod will maintain a data base of items based on its ability to add as many items as possible with priority given to items requested by its members.

     (b) Peapod will provide the technical expertise to download pricing from Jewel's computer to Peapod's computer via a modem. All item and price file maintenance will be downloaded up to five times weekly.

     (c) Peapod will provide the computer equipment necessary and a dedicated telephone line at each base store it enters to allow Peapod employees to receive orders. Peapod will maintain and service the equipment it provides. Peapod will be responsible for all repairs or replacement of the equipment due to malfunction or damage of any kind.

     (d) Jewel will provide a technical manager to work directly with Peapod's technical manager on any improvements which need to be made to Peapod's system at Jewel's end.

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CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 406 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

     (e) Jewel will periodically provide to Peapod a master load file in order to update the item file or fix inaccuracies.

11. Advertising and Marketing: The parties will cooperate in a joint advertising and marketing effort as described in Appendix II to this Agreement. Jewel agrees to absorb the cost of development, production, stock and distribution of all advertising efforts described in Appendix II. Jewel does not agree to absorb the costs of advertising and marketing efforts in excess of those described in Appendix II.

     For purposes of promoting the Full Service Program in each Zone, Jewel shall allow Peapod to use the Jewel name and logo. In return Peapod agrees that Jewel has the sole right to review and approve all marketing materials which promote the Full Service Program in conjunction with the Jewel name.

     Nothing contained in this Agreement, or any of the covenants and provisions hereof, shall constitute an assignment of any Jewel or affiliate trademark, trade name, name or logo, it being expressly understood and agreed that the use of the Jewel name or logo or any of the trademarks or trade names shall only be for the purpose of promoting the Full Service Program or any part thereof. Nothing contained herein shall give Peapod any right, title or interest in the Jewel name, logo, trademark or trade name; Peapod agrees that these are the sole property of Jewel Food Stores, Inc. and that any and all uses by Peapod during the term of this Agreement shall enure to the benefit of Jewel Food Stores, Inc.

     It is also understood that Peapod continues to own all rights, title and interest to the Peapod name, logo, trademarks or trade name and all the rights to all of its grocery screens and software, and may sell advertising within such grocery screens.

12. Confidentiality: Neither party to this Agreement shall publicly disclose the terms of this Agreement without prior written consent of the other party. Peapod agrees not to use confidential information or pricing information, nor to disclose any such information to any third party except as may be necessary for Peapod to perform its obligations pursuant to this Agreement and except as may be agreed upon by the parties. If Peapod should disclose confidential information to a third party pursuant to this Agreement, Peapod shall cause the third party to agree to the confidentiality provisions set forth in this Agreement. Peapod further agrees that it will only view or down load pricing information from Jewel's computer as contemplated by this Agreement and that all information retrieved will be used solely for the purposes contemplated by this Agreement.

     Confidential information includes, but is not limited to: Jewel's philosophy and objectives, competitive advantages and disadvantages, customer information of any nature, employment information, technological development, Jewel financial information or other information of Jewel or Jewel's parent company, its affiliated and subsidiary companies, or the affairs of the same, which Jewel reasonably considers confidential. Confidential information does not

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SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE
406 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

     include information known to Peapod prior to the date of the Original Agreement, that is in the public domain or was attained lawfully from a third party by Peapod.

     Each party shall protect the confidentiality of all information of a confidential or proprietary nature disclosed to it by the other party, and each party shall use such information only as contemplated by this Agreement. Each party will restrict disclosure of such confidential or proprietary information including, but not limited to, that which pertains to advance information on Jewel pricing and item sales, solely to those of its employees and agents with a need to know such information.

     All provisions in paragraph 12 shall survive the expiration or termination of this Agreement for any reason.

13. Indemnity: Peapod warrants that the Peapod grocery delivery system and corresponding software do not infringe upon or violate any patent, copyright, trade secret, or any other proprietary right of any third party; and agrees to indemnify and hold Jewel harmless along with Jewel's subsidiaries and affiliates who are utilizing the grocery delivery system, and each company's respective officers, directors and employees for all costs, damages, claims or causes of action arising from such claim, whether or not such claim is successful including expenses and reasonable attorney's fees. Jewel shall promptly notify Peapod and Peapod shall defend any such claim in Jewel's name, but at Peapod's expense, in the event of any claim.

     Peapod agrees to indemnify and hold Jewel harmless from all losses, claims, damages, expenses and liabilities (including reasonable attorney's fees), which may be incurred by Jewel as the result of the acts or omissions of Peapod, its servants or agents while engaged in the services contemplated under this Agreement, other than those amounts paid in settlement of any claim or litigation effected without the consent or approval of Peapod or its representatives. Such indemnification shall encompass claims for personal injury and property damage and bodily injury resulting from but not limited to automobile accidents and property and personal injury claims which may be brought by servants or agents of either party hereto or any third party.

     Peapod shall indemnify and hold harmless Jewel for any and all claims, losses, actions, demands or damages arising, out of its negligence or willful or wanton actions of for failure to act pursuant to the terms of this Agreement. Nothing herein shall relieve Peapod of its liability for breach of its obligations under this Agreement or for loss or damage caused by the negligence or purposeful conduct of Peapod, its employees or agents. Peapod shall be responsible for the satisfaction of all claims made against Jewel, its parent or affiliated companies by Peapod's employees or agents relating to any injuries suffered while on Jewel premises or while engaging in any activity contemplated under the terms of this Agreement.

     Jewel agrees to indemnify and hold Peapod harmless from all losses, claims, damages, expenses and liabilities (including reasonable attorney's fees), which may be incurred by

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SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE
406 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

     Peapod as the direct result of the negligent acts or omissions of Jewel while engaged in the services contemplated under this Agreement, other than those amounts paid in settlement of any claim or litigation effected without the consent or approval of Jewel or its representatives.

14. Insurance: Prior to the first date listed above, Peapod shall provide to Jewel proof of general liability insurance and automobile liability coverage in a sum of no less than 5 Million Dollars coverage per incident. Such insurance must remain in force for the entire length of this Agreement and name Jewel as an additional insured. Said insurance shall include bodily injury and property damage, including products, completed operations and advertising liability and contractual liability covering Peapod's liabilities under this Agreement. Peapod shall carry worker's compensation and employer's liability as required by the laws of the State of Illinois covering all persons employed by Peapod in the performance of the work herein.

15. Peapod Exclusivity: Jewel agrees that Peapod will be the sole consumer computer service which Jewel will utilize for the shopping of Jewel products during the term of this Agreement.

16. Subscription Lists: Peapod will supply Jewel at the end of each calendar quarter with the following information regarding each Peapod grocery service subscriber ("Subscriber Lists") to the extent permitted by applicable law and Peapod's contract with subscribers: the name, address, telephone number, date the individual became a subscriber, types of services used, frequency of use, amount of the three most recent purchases through Peapod, and date of most recent use of Peapod services. The Subscriber Lists shall be kept confidential by Jewel and shall not be used by Jewel or disclosed by Jewel to third parties except as follows:

     (a) Jewel may mail advertising and promotion materials to subscribers regarding Jewel Stores products available for purchase in Jewel Stores and product recalls;

     (b) After this Agreement expires or is terminated by either party, Jewel may use the Subscriber Lists to solicit persons identified by Subscriber Lists to purchase products from Jewel stores through another shopping and/or delivery service, including Jewel's own shopping and delivery service; and

     (c) After this Agreement expires or is terminated by either party, Subscriber Lists will be used only by Jewel, affiliated companies or companies with which Jewel has a contractual relationship in connection with Jewel's business, including another home shopping service, and Jewel will not otherwise disclose Subscriber Lists to third parties.

     Peapod covenants, while this Agreement remains in effect and for three years thereafter, it will not sell, lease, or otherwise transfer its Subscriber Lists that existed during the term of this Agreement to any company that competes with Jewel. Peapod will have the right to use its Subscriber Lists in any way not prohibited, including soliciting persons to use the Peapod service after the contract is terminated or has expired.

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CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 406 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

17.  Term: This Agreement shall remain in force until August 31, 2000.

18. Termination: Jewel may terminate this Agreement at any time upon one hundred twenty days notice to Peapod. Peapod may terminate this Agreement if Chicago metropolitan area sales are less than $**** in 1996 or less than $**** plus 10% compounded annually for any year thereafter. Either party may terminate this Agreement upon thirty days prior written notice if the other party fails to comply with any material provision of this Agreement or if a bankruptcy, insolvency, receivership, liquidation, dissolution or similar proceeding ("Insolvency Proceeding") is instituted by or against the other party and is not discharged within thirty days of its occurrence. If Peapod terminates because annual sales are less than the mutually agreed minimum, or if Jewel terminates due to breach of this Agreement or institution of an Insolvency Proceeding by or against Peapod as stated above, Peapod must refund to Jewel a pro rata portion of the exclusive rights fees paid by Jewel for the contract year (September 1 -August 31) in which termination occurred pursuant to paragraph 4(a) based on the number of days remaining in the contract year as of the date of termination.

19. Right of First Refusal: Any time during the fifth year of this Agreement, Jewel shall have an exclusive right to negotiate continuation of the Peapod service in the Chicago metropolitan area. Either party may provide written notice to the other party of its desire to negotiate continuation of the Peapod service. If Jewel and Peapod have not entered into a written agreement to continue the Peapod service within thirty days of such notice or one hundred eighty days prior to the end of the term of this Agreement, whichever is earlier, Peapod may negotiate with other supermarket or combination store retailers to provide the Peapod service in the Chicago metropolitan area; provided, however, that Jewel shall have a right of first refusal to accept the terms that Peapod has definitively negotiated (based on a fully executed letter of intent expressing economic terms) with such other supermarket or combination store retailer, with such reasonable adjustments as are necessitated solely by differences between Jewel's operation and such other retailer's operation ("Adjustments"). Peapod shall give Jewel written notice of the terms contained in such letter of intent, including any proposed Adjustments. The parties shall have thirty days after Peapod's notice to resolve any differences in Adjustments. Jewel shall have sixty days after Peapod's notice (the "Offering Period") to accept such terms, including any mutually agreed Adjustments, by written notice to Peapod. If Jewel does not accept such terms by notice within the Offering Period, Peapod shall be free to enter into an agreement with any third party within ninety days after the expiration of the Offering Period to provide the Peapod service in the Chicago metropolitan area on substantially the same economic terms as those presented to Jewel. In such event, this Agreement shall terminate on the earlier of one hundred twenty days from the expiration of the Offering Period or the date of termination otherwise provided in this Agreement.

20. Relationship of Parties: The relationship of Peapod and Jewel under this Agreement is that of independent contractors, and nothing contained in this Agreement shall create, constitute or be construed so as to create or constitute an agency relationship, joint venture, partnership, franchise or any other type of relationship other than two independent parties contracting for

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SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE
406 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

     services. Neither Jewel nor Peapod will make any representation or hold itself out to any third party to the contrary. Peapod's agents or employees shall not be considered employees of Jewel nor shall Jewel employees be considered employees of Peapod. Peapod will make all decisions concerning hiring, termination, and terms of employment with respect to its employees and agents. Peapod shall be responsible in all respects for the employment, control and conduct of any and all persons hired or employed by it. Peapod shall pay all unemployment insurance and similar taxes and unemployment related expenses related to such employees. Peapod shall be solely responsible for all withholding from its employees and shall properly pay over to the appropriate authorities all income taxes withheld.

21. Significant Changes in Technology: In the event of a significant change in the technology applicable to home shopping that has a material effect on the cost to either Peapod or Jewel to provide the home shopping service, the parties agree to renegotiate the terms of the Agreement affected by the technology change.

22.  General:

     (a) All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or after the fifth day having been sent certified or registered mail, postage prepaid, to a party at its address set forth above in this Agreement or at any such other address a party shall designate in writing.

     (b) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs and permitted assigns. This Agreement is not assignable by Peapod without the prior written consent of Jewel, and any attempt to assign any of the rights, duties or obligations without such consent is void, except if such assignment is to a successor of substantially all rights and liabilities of the Company and does not involve a change of controlling interest; should such a permitted assignment occur, Peapod shall provide Jewel 30 days prior written notice of the assignment. Nothing in this Agreement, express or implied, shall confer on any person other than the parties hereto or their respective successors, heirs or permitted assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

     (c) If any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the remaining provisions of this Agreement, all of which shall remain in full force and effect.

     (d) This Agreement shall be governed and construed by the laws of the State of Illinois.

     (e) This Agreement may not be modified in any manner, including prior or current course

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SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE
406 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

          of dealing or usage of trade, except by written instruments signed by duly authorized representatives of Peapod and Jewel.

     (f) The section headings of this Agreement are inserted in this Agreement for convenience only and are not intended to effect the meaning or interpretation hereof.

     (g) The waiver by either party of a breach of any provision of this Agreement shall not operate nor be construed as a waiver of any other or a subsequent breach of the same or a different kind.

     (h) Neither party is responsible for failure to fulfill its obligations under this Agreement due to causes in whole or in part, beyond its control.

     (i) This constitutes the entire Agreement between Jewel and Peapod and supersedes any prior written or oral agreements with respect to the same subject matter.

     (j) Jewel waives all rights relating to the refund of $300,000, or any part thereof, paid to Peapod pursuant to the letter agreement between Jewel and Peapod, Inc. dated as of October 5, 1993.

IN WITNESS WHEREOF, the parties hereto have caused their respective corporate name to be here unto subscribed by their duly authorized representatives.

JEWEL FOOD STORES, INC.                         PEAPOD LP
                                           By:  Peapod, Inc.
                                                Its General Partner

By:    /s/ Edward J. McManus               By:    /s/ Andrew B. Parkinson
       -----------------------------              --------------------------
Name:  Edward J. McManus                   Name:  Andrew B. Parkinson
Title: Senior VP and General Manager       Title: President

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 406 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

                                                                      APPENDIX I
                                                                     Page 1 of 2
                                                       Chicago Metropolitan Area






                               [Insert Map here.]

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 406 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

                                                                                                                          APPENDIX I
                                                                                                                         Page 2 of 2
                                                                                                                           Zone List
                                                                                                                (Current Zones as of
                                                                                                                  September 1, 1995)


Zone A (2485)                                        Zone D (3000)                                       Zone G (2317)
2485 Howard Ave.                                     3000 Kirchoff Rd.                                   2317 75th Street
Evanston, IL 60201                                   Rolling Meadows, IL 60008                           Woodridge, IL 60517
(708) 328-9791                                       (708) 398-2060                                      (708) 985-9380
--------------                                       --------------                                      --------------
60043  Kenilworth            A                       60004  Arlington Heights       D                    60440  Bolingbrook
60076  Skokie                A                       60005  Arlington Heights       D                    60504  Aurora
60077  Lincolnwood           A                       60007  Elk Grove Village       D                    60514  Clarendon Hills
60077  Skokie                A                       60008  Rolling Meadows         D                    60515  Downers Grove
60091  Wilmette              A                       60010  Barrington              D                    60516  Downers Grove
60201  Evanston              A                       60047  Lake Zurich             D                    60517  Woodridge
60202  Evanston              A                       60067  Palatine                D                    60521  Oak Brook/
60203  Evanston              A                       60074  Palatine                D                           Hinsdale/
60208  Evanston, N.U.        A                       60173  Schaumburg              D                           Willowbrook
60209  Evanston, N.U.        A                       60193  Schaumburg              D                    60532  Lisle
60626  Rogers Park           A                       60194  Schaumburg              D                    60540  Naperville
60645  Lincolnwood           A                       60195  Hoffman Estates         D                    60559  Westmont
60645  Rogers Park           A                                                                           60561  Darian
                                                                                                         60563  Naperville
                                                                                                         60564  Naperville
                                                                                                         60565  Naperville


Zone B (2775)                                        Zone E (7342)                                       Zone H (2128)
2775 Pfingsten Road                                  7342 West Foster                                    2128 S. Mannheim
Glenview, IL 60025                                   Chicago, IL 60656                                   Westchester, IL 60154
(708) 564-8550                                       (312) 775-6866                                      (708) 531-9560
--------------                                       --------------                                      --------------

60016  Des Plaines           B                       60018  Des Plaines             E                    60104  Bellwood
60022  Glencoe               B                       60068  Park Ridge              E                    60106  Bensenville
60025  Glenview              B                       60176  Schiller Park           E                    60126  Elmhurst
60026  Glenview              B                       60630  Jefferson               E                    60130  Forest Park
60029  Golf                  B                       60631  Norwood Park            E                    60131  Franklin Park
60053  Morton Grove          B                       60634  Dunning                 E                    60141  Hines
60056  Mt. Prospect          B                       60635  Elmwood Park            E                    60153  Maywood
60062  Northbrook            B                       60641  Irving Park             E                    60154  Westchester
60070  Prospect                                      60646  Edgebrook               E                    60160  Melrose Park
       Heights               B                       60648  Niles                   E                    60162  Hillside
60090  Wheeling              B                       60656  Harwood                                      60163  Berkeley
60093  Northfield            B                              Heights                 E                    60164  Northlake
60093  Winnetka              B                       60714  Niles                   E                    60165  Stone Park
                                                                                                         60171  River Grove
                                                                                                         60181  Villa Park
                                                                                                         60301  Oak Park
                                                                                                         60302  Oak Park
                                                                                                         60304  Oak Park
                                                                                                         60305  River Forest
                                                                                                         60402  Berwyn
                                                                                                         60501  Summit
                                                                                                         60513  Brookfield
                                                                                                         60525  LaGrange/
                                                                                                                Countryside
                                                                                                         60534  Lyons
                                                                                                         60546  Riverside
                                                                                                         60558  Western Springs
                                                                                                         60650  Cicero

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 406 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

Zone C (5343)                                        Zone F (890)
5343 N. Broadway                                     890 Western
Chicago, IL 60640                                    Lake Forest, IL 60045
(312) 784-1922                                       (708) 735-8018
--------------                                       --------------

60610  Fort Dearborn         C                       60015  Deerfield               F
60611  Fort Dearborn         C                       60035  Highland Park           F
60613  Lakeview              C                       60037  Highland Park           F
60614  Lincoln Park          C                       60040  Highwood                F
60618  Kedzie Grace          C                       60044  Lake Bluff              F
60625  Ravenswood            C                       60045  Lake Forest             F
60640  Uptown                C                       60048  Libertyville            F
60647  Logan Square          C                       60061  Vernon Hills            F
60654  Fort Dearborn         C                       60069  Lincolnshire            F
60657  Graceland             C                       60089  Buffalo Grove           F
60659  Northtown             C
60660  Rogers Park           C
60601  North Loop            C
60602  Dwntwn/Loop           C
60603  Main Loop             C
60604  South Loop            C
60605  South Dwntwn.         C
60606  West Dwntwn.          C
60607  S.W. Dwntwn.          C
60622  Wicker Park           C
60661  River North           C

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 406 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

                                                                     Appendix II


                                 Jewel/Peapod
                           Annual Marketing Support
                                    Chicago


                                     ****